DOW JONES ISLAMIC MARKET INDEX PORTFOLIO
                         INVESTMENT MANAGEMENT AGREEMENT


         AGREEMENT, dated March 5, 1999, between DOW JONES ISLAMIC MARKET INDEX PORTFOLIO, a New York trust, (the "Portfolio"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (the "Manager"),

         WHEREAS, the Portfolio intends to register under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company;

         WHEREAS,   the  Portfolio  has  entered  into  an  investment  advisory agreement (the "Investment Advisory Agreement") with Wafra Investment Advisory Group, Inc. (the "Adviser") dated March 5, 1999.

         WHEREAS, the Portfolio desires to retain the Manager to render investment management services, and the Manager is willing to render such services;

NOW, THEREFORE,

                                   WITNESSETH:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. The Portfolio hereby appoints the Manager to act as investment manager to the Portfolio for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Subject to the general supervision of the Board of Trustees of the Portfolio and based on the advice of the Adviser, the Manager shall manage the investment operations of the Portfolio and the composition of the Portfolio's portfolio of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Portfolio's investment objective and policies as stated in the Registration Statement on Form N-1A (as defined in paragraph 3 of this Agreement) and subject to the following understandings:

     (a) the Manager shall furnish a continuous investment program for the Portfolio and, based upon the advice of the Adviser, shall determine from time to time what investments or securities will be purchased, retained, sold or lent by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

     (b) the Manager shall use the same skill and care in the management of the Portfolio as it uses in the administration of other accounts for which it has investment responsibility as agent;

     (c) the Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Portfolio's Declaration of Trust and By-Laws and the Registration Statement on Form N-1A of the Portfolio and with the instructions and directions of the Trustees of the Portfolio and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations including, without limitation, the regulations and rulings of the New York State Banking Department;

         (d) the Manager, based upon the advice of the Adviser, shall determine the securities to be purchased, sold or lent by the Portfolio and as agent for the Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers the Manager intends to seek best price and execution for purchases and sales; the Manager shall determine whether or not the Portfolio shall enter into repurchase or reverse repurchase agreements, contracts providing for the making or acceptance of a cash settlement based upon changes in the value of an index of securities, or put or call option contracts, with respect to the Portfolio's portfolio of securities and investments.

         On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Manager, may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers;

     (e) the Manager shall maintain books and records with respect to the Portfolio's securities transactions and shall render to the Portfolio's Trustees such periodic and special reports as the Trustees may reasonably request; and

     (f) the investment management services of the Manager to the Portfolio under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

     3. The Portfolio has delivered copies of each of the following documents to the Manager and will promptly notify and deliver to it all future amendments and supplements, if any:

     (a) Declaration of Trust of the Portfolio, dated March 5, 1999 (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust");

         (b) By-Laws of the Portfolio (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

         (c) Certified resolutions of the Trustees of the Portfolio authorizing the appointment of the Manager and approving the form of this Agreement;

         (d) Registration Statement under the 194O Act, as amended, on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"); and

     (e) Notification of Registration of the Portfolio under the 1940 Act on Form N-8A as filed with the Commission.

     4. The Manager shall keep the Portfolio's books and records required to be maintained by it pursuant to paragraph 2(e). In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Portfolio any such records upon the Portfolio's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

     5. During the term of this Agreement the Manager will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Portfolio (including taxes and brokerage commissions, if any).

     6. For the services provided and the expenses borne pursuant to this Agreement and the Investment Advisory Agreement, the Manager and the Adviser jointly will receive from the Portfolio as full compensation therefor an aggregate fee at an annual rate equal to 0.40% of the Portfolio's average daily net assets. This fee will be computed based on net assets at 4:00 P.M. New York time on each day the New York Stock Exchange is open for trading, will be paid monthly during the succeeding calendar month and will be shared between the Manager and the Adviser as from time to time may be agreed upon by the Manager and the Adviser.

         7. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         8. This Agreement shall continue in effect for two years from the date of its execution and thereafter, but only so long as its continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Portfolio at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Portfolio or by,"vote of a majority of the outstanding voting securities" of the Portfolio on 60 days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on 90 days' written notice to the Portfolio. This Agreement will automatically and immediately terminate in the event of its "assignment".

     9. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Portfolio from time to time, have no authority to act for or represent the Portfolio in any way or otherwise be deemed an agent of the Portfolio.

     10. This Agreement may be amended by mutual consent, but the consent of the Portfolio must be approved (a) by vote of a majority of those Trustees of the Portfolio who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by "vote of a majority of the outstanding voting securities" of the Portfolio.

         11. As used in this Agreement, the terms "assignment", "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings assigned to them respectively in the 1940 Act.

     12. Notices of any kind to be given to the Manager by the Portfolio shall be in writing and shall be duly given if mailed or delivered to the Manager at 59 Wall Street, New York, New York 10005, Attention: Treasurer, or at such other address or to such other individual as shall be specified by the Manager to the Portfolio. Notices of any kind to be given to the Portfolio by the Manager shall be in writing and shall be duly given if mailed or delivered to the Portfolio at Dow Jones Islamic Market Index Portfolio, 21 Milk Street, Boston, MA 02109, or at such other address or to such other individual as shall be specified by the Portfolio to the Manager.

         13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers or Partners designated below on the day and year first above written.


                                    DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


                                    By




                                   BROWN BROTHERS HARRIMAN & CO.


                                   By



WS5769